Exhibit 99.1

Coronado
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ASX Announcement

11 August 2020

Correction – Half Year Results

Coronado Global Resources Inc. (ASX: CRN) wishes to advise the market of a correction in relation to Operating Costs Per Tonne Sold reported in the Company's Half Year Results released today.

In some instances, it is incorrectly stated that "Operating Costs reduced to US$64.0 per tonne sold, down 18.1%". This should read that "Operating Cost per tonne sold was up 2.0% to US$79.7 per tonne". In addition, "Gross Operating Costs reduced by US$146 million, down 18.0%".

This was incorrectly reported in the following documents released to the ASX today:

- Half Year Financial Results to 30 June 2020
- Half Year Financial Results Presentation – 30 June 2020
- Appendix 4D and Financial Report – 30 June 2020

There are no changes to the "Form 10-Q Quarterly Report Lodged with the SEC".

This announcement was authorised to be given to ASX by the Disclosure Committee of Coronado Global Resources Inc.

– Ends –

For Further Information, please contact

Investors
Matt Sullivan
T. +61 (0)412 157 276
E. msullivan@coronadoglobal.com.au

Media
Brett Clegg
T. +61 (0)487 436 985

Coronado Global Resources Inc.
ARBN: 628 199 468

Level 33, Central Plaza One, 345 Queen Street
Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com.au